UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 13, 2005
Giga-tronics Incorporated
(Exact name of registrant as specified in its charter)

California	0-12719	94-2656341

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

4650 Norris Canyon Road, San Ramon, CA	94583

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (925) 328-4650
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement
On September 13, 2005, at their annual meeting, the registrant’s shareholders approved the 2005 Equity Incentive Plan. The text of the plan is incorporated by reference in Exhibit 10.1 of this report, which is incorporated by reference into this Item 1.01.
Also in response to this Item, the registrant incorporates by reference the discussion under “Proposal 2—Approval of 2005 Equity Incentive Plan” in its Proxy Statement dated August 12, 2005 (see Exhibit 10.2 to this report).
On September 20, 2006, the registrant’s Compensation Committee approved a form of stock option award agreement to be used for grants under the 2005 Equity Incentive Plan. The agreement is attached to this report as Exhibit 10.3 and is incorporated by reference into this Item 1.01 in its entirety.
Item 9.01  Financial Statements and Exhibits.
(d)  Exhibits.  The exhibit list required by this item is incorporated by reference to the Exhibit Index filed as part of this report.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2006	GIGA-TRONICS INCORPORATED
	By:	/s/ Mark H. Cosmez II
Mark H. Cosmez II
VP Finance, Chief Financial Officer and Secretary

Exhibit Index

Exhibit
Number	Description

10.1	The registrant’s 2005 Equity Incentive Plan [incorporated by reference to Attachment A of the registrant’s Proxy Statement dated August 12, 2005]

10.2	The discussion under “Proposal No. 2—Approval of 2005 Equity Incentive Plan” in the registrant’s Proxy Statement dated August 12, 2005 [incorporated by reference thereto]

10.3	Form of stock option award agreement to be used for grants under the registrant’s 2005 Equity Incentive Plan